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                                                                    EXHIBIT 99.1
                           {FEDERAL SCREW WORKS LOGO]


                                                     CORPORATE OFFICES:
                                                    20229 NINE MILE ROAD
                                           ST. CLAIR SHORES, MICHIGAN 48080-1775
                                                  TELEPHONE (586) 443-4200
                                                     FAX (586) 443-4210






NEWS RELEASE




Federal Screw Works reports net sales for the third quarter and nine months ended March 31, 2003, of $25,146,000 and $71,316,000, respectively, compared to net sales of $24,910,000 and $68,671,000 for the third quarter and nine months ended March 31 of the prior year. Net earnings for the third quarter and nine months ended March 31, 2003, were $908,000 and $1,491,000, or $.61 per share and $1.00 per share, respectively, compared to $1,621,000 and $2,100,000, or $1.04 per share and $1.34 per share, as restated, in the same periods of the prior year. The fiscal 2002 net earnings included cash gains of $950,000 in the second quarter and $480,000 in the third quarter from the sale of stock acquired from the demutualization of insurance companies.




Contact:

W. T. ZurSchmiede, Jr.
Chairman and CFO
586-443-4152


April 29, 2003